UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 22, 2015

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, NY 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2015, James S. Scully resigned as Chief Operating Officer and Interim Chief Financial Officer of J. Crew Group, Inc. (the “Company”) in order to pursue another opportunity. Mr. Scully’s resignation as Interim Chief Financial Officer is effective today, January 28, 2015.  Joan M. Durkin, SVP and Chief Accounting Officer, will serve as Interim Chief Financial Officer.  Mr. Scully will remain with the Company as Chief Operating Officer for approximately thirty days to assist with the transition of his responsibilities. The Company has already engaged a search firm to identify a permanent Chief Financial Officer.  In addition, the Company intends to immediately commence a search for a new Chief Operating Officer, with experience aligned with the Company’s long term strategic initiatives.

Ms. Durkin, age 47, joined the Company in January 2013 as a Senior Vice President and leads the accounting, financial reporting, accounts payable, payroll, inventory control, sales audit, tax and internal audit functions for the Company.  Before joining the Company, she was Chief Financial Officer of Loehmann’s from 2011 – 2013; and Vice President of Finance of Brown Shoe Company from 2009 to 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: January 28, 2015	By:	/s/ Lynda Markoe
Lynda M. Markoe
Executive Vice President – Human Resources

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